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                                      BELL, BOYD & LLOYD
                                  THREE FIRST NATIONAL PLAZA
                               70 WEST MADISON STREET, SUITE 3300
                                 CHICAGO, ILLINOIS 60602-4207

                                       312 372-1121
                                     FAX 312 372-2098           WASHINGTON, D.C.
                                                                  202 466-6300
                                                                FAX 202 463-0678


                                February 28, 1997


Skyline Fund
311 South Wacker Drive
Suite 4500
Chicago, Illinois  60606

Ladies and Gentlemen:

                                RULE 24f-2 NOTICE
                                -----------------

          We have represented Skyline Fund, a Massachusetts business trust (the "Fund"), in connection with the filing with the Securities and Exchange Commission of the Fund's Rule 24f-2 Notice for the fiscal year ended
December 31, 1996, pursuant to Rule 24f-2 under the Investment Company Act of 1940. In this connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate or other records, certificates and other papers as we deem it necessary to examine for the purpose of this opinion, including the agreement and declaration of trust and bylaws of the Fund and resolutions of its board of trustees authorizing the issuance of shares.

          Based upon the foregoing examination, we are of the opinion that the following shares of beneficial interest, without par value, of the Fund sold during the 1996 fiscal year in reliance upon registration pursuant to Rule 24f-2 were legally issued, fully paid and nonassessable (although shareholders of the Fund may be subject to liability under certain circumstances as described in the prospectus of the Fund included in its registration statement on Form N-1A):

                                              SHARES ISSUED       TOTAL SHARES
                               SHARES SOLD    DURING PERIOD         SOLD AND
                              DURING PERIOD    PURSUANT TO        ISSUED DURING
                               PURSUANT TO       DIVIDEND        PERIOD PURSUANT
SERIES OF THE REGISTRANT       RULE 24f-2    REINVESTMENT PLAN    TO RULE 24f-2
------------------------      -------------  -----------------   ---------------

Special Equities Portfolio      1,203,806        1,876,407          3,080,213
Special Equities II                     0        1,398,376          1,398,376


          We consent to the filing of this opinion with the Fund's Rule 24f-2 Notice. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Very truly yours,


                                        /s/ BELL, BOYD & LLOYD